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                              EMPLOYMENT AGREEMENT
                       Duly executed at 15th on July 1998

                                 BY AND BETWEEN



                        Memory Devices (M.D.)(1996) Ltd.
                                 ("the Company")

                                                              of the first part;

                                       AND

                          Ronen Yaffe (I.D. 024914384)
                                ("the Employee")

                                                              of the second part

WHEREAS the Company wishes to employ the Employee according to the terms and conditions set herein; and

WHEREAS the employee agrees to be employed by the Company according to the said terms and conditions;

Now therefore in considerations of the mutual promises and agreements, the parties hereto agree, declare and stipulate as follows:

1. The preamble and any appendix attached hereto shall constitute an integral part hereof.

2. It should be emphasized in reference to this document that "the Company" herein also includes certain subsidiary and/or affiliated companies of the Company.

3. The Company hereby employees the Employee as Chief Financial Officer ("CFO") and the Employee accepts such employment upon the terms and conditions of this agreement.

4. The Company hereby employs the Employee and the Employee hereby agrees to serve as CFO for an unlimited term of employment which shall be terminated (hereinafter called the "Term of Employment") (a) the death or disability (as defined herein) of the Employee or the termination of employment by the Company with cause, or (b) upon a 60 day prior notice, in the event the board of directors of the Company (or any person nominated by the board of directors to hold such powers), at its sole discretion, determines to end the employment of the Employee, or
         (c) upon a 60 day prior notice, in the event that the Employee determine to end his employment; or (d) immediately without notice if the agreement is terminated for cause (as defined below).

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(a)      For the purpose of this Agreement, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of four (4) months in any twelve (12) month period.
         Disability shall occur upon the end of such two-month or four month period, as the case may be.

(b)      For the purpose of this Agreement, "cause" shall exist if the Employee
         (i) materially breaches of the terms of this Agreement; (ii) engages in willful misconduct or acts in bad faith with respect to the Company in connection with and related to the employment hereunder; (iii) is convicted of a felony or is held liable by a court of competent jurisdiction for fraud against the Company and/or any of its officers, directors or employees in their capacity as so; or (iv) fails to comply with any material instructions of the Company's Board of Directors given in good faith.

(c) During the period following notice of termination by any party for any reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities.

6. During the Term of Employment the Employee shall, except during customary vacation periods and periods of illness, devote all necessary time and attention to the business of the Company and shall perform his duties diligently and promptly for the benefit of the Company and shall not undertake or accept any other paid or unpaid employment of occupation or engage in or be associated with, directly or indirectly, any businesses, duties or pursuits and shall devote his attention to promoting the best interests of the Company and he shall not, either during or outside such normal business hours engage in any activity inimical to such best interests. The Employee shall competently perform all assigned duties; carry out the policies, directives, and decisions of the Board; not withhold information from the Board, and refrain from any conduct which is illegal, dishonest, fraudulent, or detrimental to the Company or any affiliate's business.

7. The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof
         (i) will not constitute a default under a breach of any agreement or instrument to which he is party or by which he is bound, including without limitation, any confidentially and non competition agreement,
         (ii) does not require the consent of any person or entity (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

8. The Employee acknowledges that his position requires a special measure of personal trust as defined in the law of hours work - 1951 and therefore the Employee shall not be entitled to any additional compensation for extra hours of work.

9. The Employee shall be employed in the offices of the Company in Israel but it is agreed that Employee shall be required to spend time in other offices of the Company world wide and/or at sites outside of Israel. The Employee agrees to the above and shall not receive any special reimbursement for trips outside of Israel and/or time spent outside the Company's offices in Israel, except reimbursement of expenses.

(a) For the purpose of this Agreement, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of four (4) months in any twelve (12) month period. Disability shall occur upon the end of such two-month or four month period, as the case may be.

10. In consideration for the services provided by the Employee to the Company, the Employee shall be entitled to compensation and other benefits as detailed in Appendix A' attached hereto.

11. The Employee undertakes, in addition to any other commitment it may take upon itself, and without derogating from any such undertaking, to confirm and fulfill all the undertakings set in the non disclosure, assignment of rights and non competition undertaking set in Appendix B' attached hereto.

12. Irrespective of the place where this agreement may be executed, in any event that differences may arise between the parties in any matter regarding this agreement or arising therefrom, such differences shall be determined by the laws of the State of Israel in the competent courts of Tel Aviv.

13. The instructions of this agreement will be abided with respect to all the extended periods with the necessary modifications as the case may be.

14. The Employee undertakes to keep the terms of this Agreement and the terms of any Appendix strictly confidential and not disclose this agreement and/or any of the terms therein and/or any part thereof, to any third party including any other employees of the Company. Any breach of this undertaking shall be deemed a material breach of the undertakings of the Employee according to the terms of this agreement.

15. The Employee hereby declares and confirms that he has read and understood the Agreement and the appendices attached thereto, had the opportunity to receive any additional information and clarifications required in connection thereto and had the opportunity to consult with professional advisors concerning the terms herein and only after all the above he executed this agreement.

16. The effective date of this agreement shall be as of July 20, 1998.


In witness whereof the parties hereto have set thereof signatures:

   /s/ Ronen Yaffe                                      /s/ Eugene Levich
--------------------------                           ------------------------
        Employee                                             the Company

                                   APPENDIX A

1. In consideration for his employment and subject to the performance of the services required to be performed hereunder by the Employee, the Company shall pay to the Employee a Salary (as defined below) and additional benefits as detailed herein.

2.       The Salary (as defined below), shall be defined and paid in NIS.

3. Salary. During the Term of Employment, the Company shall pay to the Employee the gross sum of NIS 17,500, (which includes the proportional part of the annual vacation compensation "dmei havraa" to be paid as part of every salary) less appropriate payroll taxes and other deductions, ("the Salary") with annual reviews and adjustments which shall be resolved no later than March 31st of each year, if any, at the discretion of the Board.

         From the Salary, the following shall be deducted- income tax, social security and any other tax and/or loan and/or another payment which may be due from time to time on a payment paid by the Company to the Employee, and which should be deducted from the payment due to the Employee according to the law and/or the relevant regulations and/or as agreed with the Employee and subject to any term or condition written herein above and hereunder in this Employment Agreement.

         The Salary shall be paid to the Employee each month, no later than 8 days from the end of the Calendar month for which the salary is paid.

4. Expenses The Company shall reimburse the Employee, upon presentation of proper documentation, for reasonable expenses incurred by the Employee in the performance of his assigned duties. In addition, the Company shall reimburse the Employee for the following expenses:

(a) Reimbursement of expenses incurred by the Employee during his performance of his assigned duties overseas. The rate of such reimbursement inclusive of living expenses abroad will be determined from time to time by the Board.

(b) The Company shall provide the Employee with a car, type and model to be determined by the Board, according to the customary type of cars provided to managers in the status of the Employee and shall replace the said car at lease once every 4 years. Any car maintenance expenses including insurance, petrol, car repairs, registration etc. shall be borne by the Company (and that shall be included in the Salary) and payment of expenses as aforesaid. The Employee shall bear the taxes levied on him due to the provision of the said car by the Company to him and such taxes shall be included in the Salary.

(b)      The Company shall pay the Employee travel expenses as required by law.

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5. Employee Insurance, Specialization Fund, Severance pay and fringe benefits.

(a) According to the Employee's request, the Company and the Employee shall insure that during his period of employment in the Company he shall be insured by an existing Employee Insurance Policy ("Bituach Menahalim"), registered in his name or by a new policy, in the event that it is no longer feasible to continue the existing policy in his name, or shall be insured through payments to a pension plan. The Company shall allocate for this end 5% of the amount of each monthly Salary to a remuneration fund ("tagmulim") and 8.33% to a severance fund and 2.33% as insurance for lack of ability to work and shall also deduct from the Employee's Salary 5% as his participation to the said remuneration fund. The said deductions from the Employee's Salary shall be made from his salary.

(b) To avoid any doubts it is clearly understood by both parties that the payments in concept of severance either to Managerial Insurance or pension funds are done in concept of the Company's future obligation to pay severance to the Employee, and the Employee will be entitled to receive them upon termination of the agreement for any reason except for cause ad defined above, and provided that in the case the Employee is entitled to receive severance payment the amounts that accumulated in these plans cover the Company's obligation. Should the coverage as previously stated not be sufficient the Company will take duly care of completing the amounts to which the Employee is entitled according to the Law.

(c) The Company shall allocate for a specialization fund (Keren Hishtalmot), in the Employee's name an amount of 7.5% of the Salary and shall deduct from his salary 2.5% as the Employee's allocation due to his participation in such fund, not to exceed the amounts allowed by the Income Tax Ordinance as a recognized deduction. In case that any law prohibits the Company from performing its obligations, in whole or in part, to the Employee according to the provisions of this clause, the Company shall seek other measures and tools to enable it to perform these obligations under other procedures so as to provide the Employee with benefits identical in amount to said obligations.

6. Vacations. The Employee shall be entitled each year to two (2) weeks vacation and the working days in the Passover and Sukot holidays - chol and Moaed), however this period does not include Fridays, Saturdays and holidays whose dates are during the vacation period of the Employee. The Employee shall be entitled to accumulate vacation days for a period of upto 2 years and shall not be entitled to redeem his vacation or a part thereof.

7. Illness. The Employee is entitled to receive the consideration due to illness during the period of illness upto the amount due for 30 days of sick leave each year and these will not be deemed as vacation days as defined in section 6 above. The sick leave days may not be and shall not be redeemable. The sick days may be accumulated from year to year a period not to exceed two years.

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8.       Reserve Duty. The Employee is entitled to receive the full consideration for the period his military reserve duty, subject to delivery of all the documents required for collection of the maximum possible amount paid by the Social Security due to such military reserve period. The Company shall receive the funds paid by the social security.

9. Options. The Employee shall be entitled to receive options of the Company, as determined by the board of directors, if the Company shall adopt an option plan for its employees.

10. Bonus. The Employee shall be entitled to receive a bonus if the Company shall distribute a bonus to its employees, as determined by the board of directors and dependant of the performance of the Employee and financial results of the Company.

                                   APPENDIX B'


                                                             Date: _____________


To

Memory Devices (96) (M.D.) LTD

        Re: Non disclosure, assignment of rights and non competition undertaking


I the undersigned, Ronen Yaffe (Israeli I.D. 024914384) hereby confirm and undertake herewith as follows:

1. Due to the fact that I am employed by you and/or any subsidiary and/or any affiliate and/or parent company of yours (together referred to jointly as "the Company") and in the framework of my employment by the Company, I hereby state and undertake towards you that in relation to any information and document, including data, inventions, patents, ideas, software or parts of software, software applications, lists of customers and any technical, business or other information which I may receive in the framework of my employment in the Company and/or with any customer, supplier, supplier of services of any type and/or a third party with whom the Company is currently involved in business relations with, whether directly or indirectly, including the contents of this letter of undertaking (the "Information"), I shall act as set herein below.

2. I hereby undertakes that for the duration of my employment by the Company and during 5 more years past the termination of my employment due to any reason whatsoever, I shall keep in complete confidence and shall not reveal or transfer to any third parties, directly or indirectly, any of the Information, including of (but limited to) any information or professional secret and/or research and development and manufacturing processes which may come to my knowledge due to my work in the Company and/or in the course of my work in it.

3.       a.    I shall not be entitled to copy any document furnished to me by you and which contains the Information or that reached me in any other way, except for the purpose of which the Information was given to me and/or in connection with my employment by you. I further undertake not to remove the Information and/or any part thereof from the premises of the Company, without the prior written consent of the board of directors of the Company or a person nominated to provide such approvals by the board of directors of the Company.

         b. For the purpose of the instructions of this Letter, each and/or copying may be deemed as if it were the original document from which they were made.

         c. Document for the purpose of this Letter of Undertaking shall refer to:

               Any presentation of letters, figures or marks in visible shape, audible or given to visual, audible or other type of deciphering, as well as any form of maintenance of information by a mechanical, physical, chemical, magnetic, political, biological or electronic manner.

4. I shall not disclose the Information, in whole or in part, to any person whatsoever except as allowed according to the terms of this letter of undertaking.

5.       a.   I shall preserve the Information and/or any equipment and/or any document which includes the Information (or is owned by you) in a safe manner and will take every action required to the preservation of the documents which you shall forward to me.

         b. I shall inform you as soon as I have knowledge of a loss or suspicion to a loss of any document which included the Information and/or any part thereof. I shall also inform you as aforesaid about any suspicion of leakage of the Information and/or its transfer to third parties, should I find out about it.

6. The following information shall not be deemed part of the Information, provided it falls into one of the following categories through no act or omission committed by me.

         a. The Information is public knowledge at the time of its delivery to me or becomes so through no wrongful act of me.

         b. Is rightfully received from a third party without restrictions and can be evidenced as so.

         c.    Is approved by release by your written authorization.

7. I shall return to you and/or destroy, upon your first request and/or in any event of termination of my employment by your Company for whatever reason, all the Information and shall return to you all equipment delivered to me by you and every document and/or magnetic media which includes the Information which is in my possession, along with any document which has been prepared by me and/or for me relating to the Information and/or which I received in the framework of my employment by the Company. I undertake to provide you, no later then 7 days after your request, with a sworn affidavit giving effect to the above.

8. I hereby agree and declare that all proprietary information including but not limited to trade secrets and know-how, patents and other rights in connection therewith developed by or with contribution of my efforts during the period of my employment by the Company, shall be the sole property of the Company and I shall have no rights therein and herein assign any and all rights I may have, if any, to the Company for no consideration. I further undertake that I shall execute any document necessary to assign any patents and/or any other intellectual property (including copyrights and/or trade secrets) to the Company and otherwise transfer such proprietary rights to the Company for no consideration. Further, any document and/or opinion prepare by me shall constitute a proprietary document belonging to you and I shall not utilize same for any purpose and shall not introduce same to any third party, except with your prior consent in writing and I shall have no claim and/or demand from the Company in connection with any rights as aforementioned.

         My execution of this document shall irrevocably empower the chairman of the board of directors of the Company and any other person nominated by board of directors to execute any document to give effect to the above and the said Chairman or other person so nominated shall have the right to execute any power of attorney, deed of assignment or contract to give effect to the above.

Signature: /s/ Ronen Yaffe
          ----------------------

9. I hereby agree and covenant that so long as (i) I am an employee of the Company, and/or (ii) I am a director or office holder of the Company, or designates a director of the Company, whichever is later (such period, the "Involvement Period"), and for a period of 24 (twelve) months thereafter, I shall not engage, directly or indirectly, in research, development and manufacture of products identical to, similar to, having similar functions to the products manufactured by the Company or completing with the products manufactured by the Company. The above shall also apply to products that are in the research and developments phase. I further undertake that I shall not solicit employees, customers or suppliers of the Company.

         I Further agree and covenant that so long as (i) I am an employee of the Company, and/or (ii) I am a director or office holder of the Company, or designates a director of the Company, whichever is later (such period, the "Involvement Period"), and for a period of 24 (twelve) months thereafter, I shall not engage, directly or indirectly, in marketing and distribution of products identical to, similar to, having similar functions to the products manufactured by the Company or competing with the products manufactured by the Company in identical markets as the Comp[any operates or intends to operate in. The above shall also apply to products that are in research and developments phase.

         I hereby agree that during a period of three years from the termination of my employment wit the Company (including any extension thereof) and during a period of one year following termination of employment of any employee of the Company, the later of the two, I shall not employ or join in any partnership, directly or indirectly, with any individual employed by the Company.

10. I acknowledge that the restricted period of time and geographical area specified in section 9 above are reasonable in view of the nature of business the Company is engaged in and my knowledge of the Company's business products. Notwithstanding the above, if the period of time or the geographical area specified under section 9 shall be determined to be unreasonable in any judicial proceeding, then the period of time and area restriction shall be specifically and locally reduced so this agreement can be enforced in such area and during such period of time as shall be determined to be reasonable by such judicial proceeding.

11. The undertakings herein shall also apply in respect of any information received by my by virtue of my employment and/or contacts with third parties as a representative of the Company (including due to the activity of the Company as a sub contractor and/or supplier and/or sub supplier and/or supplier of services) and this undertaking shall be deemed as if it were a contract in favor of a third party, for all respects and purposes, as if I have directly obligated myself toward these same third parties.

12. I also agree that in any event wherein I shall be required to sign an additional undertaking towards you and/or towards your clients, at your demand, I shall sign such an undertaking.

13. This letter is in addition to any other undertaking which I have committed myself to fulfill and nothing in the aforesaid shall derogate from any other undertaking towards you and/or towards third parties, which I have signed but shall only add on and enhance such undertaking. In the event of a contradiction between this letter and any other undertaking I executed, including my employment agreement, this letter shall govern.

Signature: /s/ Ronen Yaffe
          ----------------------

14. I undertake not to breach my above stated undertakings and I also undertake to indemnify your company in respect of damages, losses, expenses incurred or that may be incurred by you in the future as a result of a breach of any of my aforesaid undertakings.

15. This agreement shall be governed and construed in accordance with the laws of ______________. The competent courts situated in the district of ______shall have an exclusive jurisdiction in all matters relating to this agreement.

16. My above undertakings shall survive the termination of my employment by you and are not limited in except for my undertakings according to section 9 above., time.





17. Any reference to the Plural shall be construed as the Singular and vice versa.

                                             Signature /s/ Ronen Yaffe
                                                      --------------------------
                                             by:________________________________

                                             title:_____________________________